United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2008

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

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Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

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Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2008, Madison Gas and Electric Company (MGE) entered into an agreement dated August 29, 2008, with JPMorgan Chase Bank, N.A., as lender, providing MGE with a $20 million committed credit facility. See Item 2.03 for additional information.

In addition, on August 29, 2008, MGE Energy, Inc. (MGE Energy), entered into a Credit Agreement dated as of August 29, 2008, among the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, providing MGE Energy with a $20 million revolving credit facility. See Item 2.03 for additional information.

This combined Form 8-K is being furnished separately by MGE Energy and MGE. Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. Neither registrant makes any representation as to information relating to the other registrant.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2008, MGE entered into an agreement dated August 29, 2008, with JPMorgan Chase Bank, N.A., as lender, providing MGE with a $20 million committed credit facility. The committed credit facility expires on March 31, 2009. This facility carries an interest rate based on either prime or an “Eurodollar Rate” (as defined in the agreement) for each applicable interest period plus, in the case of the Eurodollar Rate, 0.40%. Interest is payable on the last day of each calendar quarter, if based upon prime, and on the last day of each interest period if less than three months or the three-month anniversary of the first day of the interest period, if based upon the Eurodollar Rate. The facility is expected to be used as a backup facility to MGE’s commercial paper program. No borrowings are outstanding under this facility at this time. Borrowings may be made and repaid at any time during the term of the facility and must be repaid upon the earlier of the scheduled expiration date of the facility or the occurrence of an event of default. Events of default include failures to pay scheduled principal or interest, cross-defaults to specified other indebtedness, failure to pay specified judgments, certain bankruptcy-related events, and certain change in control events, subject to any applicable cure periods. Change in control events are defined as (i) a failure by MGE Energy to hold 100% of the outstanding voting equity interests in MGE or (ii) the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGE Energy by one person or two or more persons acting in concert. The agreement requires MGE to maintain a ratio of its consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. Both consolidated indebtedness and consolidated total capitalization are determined in accordance with generally accepted accounting principles, except that amounts included within MGE’s indebtedness and capitalization from “variable interest entities” as a result of the application of FASB Interpretation No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as modified (FIN 46), are excluded.

On August 29, 2008, MGE Energy entered into a Credit Agreement dated as of August 29, 2008, among the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, providing MGE Energy with a $20 million revolving credit facility. The revolving credit facility expires on August 28, 2009. This facility carries an interest rate based on prime or an “Eurodollar Rate” (as defined in the Credit Agreement) plus, in the case of the Eurodollar Rate, an adder, not to exceed 1.0% per annum, based on the credit rating of MGE’s senior unsecured debt. Interest is payable monthly, if based upon prime, and on the last day of each interest period if less than three months or the three-month anniversary of the first day of the interest period, if based upon the Eurodollar Rate. No borrowings are outstanding under this facility at this time. Borrowings may be made and repaid at any time during the term of the facility and must be repaid upon the earlier of the scheduled expiration of the facility or the occurrence of an event of default. Events of default include failures to pay scheduled principal or interest, cross-defaults to specified other indebtedness, failure to pay specified judgments, certain bankruptcy-related events, and certain change in control events, subject to any applicable cure periods. Change in control events are defined as (i) a failure by MGE Energy to hold 100% of the outstanding voting equity interests in MGE or (ii) the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGE Energy by one person or two or more persons acting in concert. The agreement requires MGE Energy to maintain a ratio of its consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. Both consolidated indebtedness and consolidated total capitalization are determined in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit(s):

8-K Exhibit No.	Description
10.1	Agreement dated August 29, 2008, between Madison Gas and Electric Company, as Borrower, and JPMorgan Chase Bank, N.A., as Lender.
10.2	Credit Agreement dated as of August 29, 2008, among MGE Energy, Inc., as Borrower, the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.

Madison Gas and Electric Company

(Registrant)

/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President and Treasurer Date: September 5, 2008

MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated August 29, 2008

10.1  Agreement dated August 29, 2008, between Madison Gas and Electric Company, as Borrower, and JPMorgan Chase Bank, N.A., as Lender.

10.2  Credit Agreement dated as of August 29, 2008, among MGE Energy, Inc., as Borrower, the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.